Exhibit 99.1

Mannatech Reports First Quarter 2013 Financial Results

(COPPELL, Texas) May 9, 2013 — Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today reported a net income of $0.6 million, or $0.24 per diluted share, for the first quarter ending March 31, 2013, as compared to a net loss of $1.4 million, or $0.53 per diluted share, for the first quarter of 2012.  Net sales for the first quarter of 2013 were $41.7 million, a decrease of 6.3% as compared to $44.5 million in the first quarter of 2012.

Net sales for North America declined 8.9% to $20.5 million as compared to $22.5 million in the first quarter of 2012.  This decline was primarily due to the reduction in the average revenue per order.

Net sales for Asia/Pacific declined 1.7% to $17.8 million as compared to $18.1 million in the first quarter 2012 due to unfavorable fluctuations in foreign currency exchange rates.  Excluding the fluctuation in foreign currency exchange rates, Asia/Pacific net sales increased by 1.1%.

Net sales for Europe, the Middle East and Africa (“EMEA”) declined 12.8% to $3.4 million as compared to $3.9 million in the first quarter of 2012.  This decline was in part due to fluctuations in foreign currency exchange rates and in part due to the reduction in the number of orders processed.  Excluding the fluctuation in foreign currency exchange rates, EMEA net sales declined by 5.1% in the first quarter of 2013, as compared to the net sales for the first quarter of 2012.

Recruiting increased 16.6% in the first quarter 2013 as compared to the first quarter of 2012.  The number of new independent associates and members for the first quarter of 2013 was approximately 23,900, as compared to 20,500 in 2012.  The total number of independent associates and members based on a 12-month trailing period was approximately 231,000 as of March 31, 2013, as compared to 227,000 as of March 31, 2012.

Dr. Robert Sinnott, CEO & Chief Science Officer, commented, “Our continued efforts to increase operational efficiency and stay focused on targeted sales initiatives has generated both net income and positive cash flow in the first quarter for Mannatech.  We remain dedicated to profitability as we work with our independent associates to increase their sales success in our many global markets.”

Mannatech will host a conference call to discuss the quarter’s results with investors on Tuesday, May 14, 2013 at 9 a.m. CDT, 10 a.m. EDT.  The live call will be webcast and can be accessed on Mannatech’s website at http://ir.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call.  The toll-free replay number is (855) 859-2056 (International (404) 537-3406); the Conference ID to access the call is 70350178.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

CONSOLIDATED BALANCE SHEETS – (UNAUDITED)
(in thousands, except share and per share amounts)

ASSETS	March 31, 2013	December 31, 2012
Cash and cash equivalents	$15,087	$14,377
Restricted cash	1,513	1,515
Accounts receivable, net of allowance of $31 and $20 in 2013 and 2012, respectively	173	324
Income tax receivable	893	884
Inventories, net	13,651	15,154
Prepaid expenses and other current assets	2,797	2,487
Deferred tax assets	533	561
Total current assets	34,647	35,302
Property and equipment, net	4,270	4,825
Construction in progress	9	8
Long-term restricted cash	3,624	3,736
Other assets	3,093	3,187
Long-term deferred tax assets	444	502
Total assets	$46,087	$47,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases and other financing arrangements	$1,118	$780
Accounts payable	4,101	4,154
Accrued expenses	7,101	6,348
Commissions and incentives payable	5,203	7,373
Taxes payable	4,715	3,901
Current deferred tax liability	177	179
Deferred revenue	1,253	1,486
Total current liabilities	23,668	24,221
Capital leases, excluding current portion	819	938
Long-term deferred tax liabilities	3	2
Other long-term liabilities	1,723	2,178
Total liabilities	26,213	27,339

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,768,972 shares issued and 2,647,735 shares outstanding as of March 31, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	42,567	42,614
Accumulated deficit	(6,276)	(6,920)
Accumulated other comprehensive loss	(1,621)	(677)
Less treasury stock, at cost, 121,237 shares in 2013 and 2012	(14,796)	(14,796)
Total shareholders’ equity	19,874	20,221
Total liabilities and shareholders’ equity	$46,087	$47,560

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended March 31,
	2013	2012
Net sales	$41,666	$44,502
Cost of sales	7,697	8,275
Gross profit	33,969	36,227

Operating expenses:
Commissions and incentives	17,541	18,985
Selling and administrative expenses	8,631	9,655
Depreciation and amortization	637	2,458
Other operating costs	6,505	7,185
Total operating expenses	33,314	38,283

Income (loss) from operations	655	(2,056)
Interest income (expense)	(13)	(53)
Other income, net	417	892
Income (loss) before income taxes	1,059	(1,217)

Provision for income taxes	(415)	(183)
Net income (loss)	$644	$(1,400)

Income (loss) per common share:
Basic	$0.24	$(0.53)
Diluted	$0.24	$(0.53)

Weighted-average common shares outstanding:
Basic	2,648	2,648
Diluted	2,650	2,648

The approximate number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended March 31 was as follows:

	2013		2012
New	99,000	42.9%	80,000	35.2%
Continuing	132,000	57.1%	147,000	64.8%
Total	231,000	100.0%	227,000	100.0%

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including North America (United States, Canada, and Mexico), Asia/Pacific (Australia, New Zealand, Japan, Taiwan, Singapore, the Republic of Korea, and Hong Kong), and EMEA (Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Estonia, Finland, the Republic of Ireland, Czech Republic, South Africa, and the Republic of Namibia). For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will,” “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com